UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C.  20549


FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


December 16, 2010
Date of Report (Date of Earliest Event Reported)


NATIONAL ASSET RECOVERY CORP.
(Exact name of registrant as specified in its charter)


Commission File Number:  333-150135


Nevada			333-150135				04-3526451
(State of other  		(Commission File			(IRS Employer
Jurisdiction of 		Number)				Identification No.)
Incorporation


9000 Burma Road, Suite 103
Palm Beach Gardens, FL  33403
(Address to principal executive offices, including zip code)


(561) 932-1422
(Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-2 under the Exchange Act
	(17 CFR 210.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the
	Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the
	Exchange Act (17 CFR 240.13e-4(c))


Forward-Looking Statements

In addition to the historical information contained herein, this Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which may include, but not be limited to statements concerning plans, objectives, goals, strategies, prospects, revenues, liquidity and capital resources, financial needs and future performance, costs and expenditures. Such statements may be identified or qualified, without limitation, by words such as "likely," "will," "suggests," "may," "would," "could," "should," "expects," "anticipates," "estimates," "plans," "projects," "believes," or similar expression (and variants of such words or expressions). Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance, achievements and results may differ materially from those expressed, projected, or suggested in the forward-looking statements due to certain risks and uncertainties, including, but not limited to, our ability to raise additional financing or generate sufficient revenues to support our new business strategy, our ability to compete with larger competitors, our dependence on the continued service of our new management, our ability to expand the market for our services and the other risks and uncertainties. The forward-looking statements contained herein represent our judgment as of the date of this Current Report on Form 8-K and we caution readers not to place undue reliance on such statements.


Item 5.02	Departure of Directors or Certain Officers; Election of
Directors, Appointment of Certain Officers, Compensatory
Arrangements for Certain Officers

On December 16, 2010, a majority of the shareholders voted to increase the number of members that make up the Company's Board of Directors from four (4) to five (5) members and also voted to remove William G. Forhan as a Director. There were no disagreements between the Company and Mr. Forhan as a result of the action that was taken.

A majority of the shareholders also voted to appoint Bradley Wilson and William A. Glynn as new members to the Company's Board of Directors.

On December 20, 2010, Brad Shrader was terminated as the Company's Chief Operating Officer due to disagreements he had with other members of the Company's management. In accordance with the terms of his employment agreement dated August 23, 2010, its termination also constituted the resignation of Mr. Shrader from the Company's Board of Directors. Mr. Shrader accepted the termination of his employment agreement but has claimed he is owed approximately $12,500 for accrued wages, unpaid expenses, and severance pay. The Board of Directors is currently evaluating this claim.

On December 21, 2010, William G. Forhan voluntarily resigned as the Company's Chief Executive Officer and Chief Financial Officer. Mr. Forhan accepted the position of Chief Operating Officer which was left vacant by the termination of Brad Shrader. William A. Glynn was then appointed as the interim Chief Executive Officer and Chief Financial Officer for the Company. Mr. Glynn shall be paid an annual salary of $65,000 to serve in these capacities and shall also be entitled to reimbursement of ordinary and reasonable expenses he incurs and other benefits as the Board of Directors may determine.

Bradley Wilson, age 52, serves as the Chairman of the Company's Board of Directors and has over 20 years of experience in business planning and structure, mergers, acquisitions and reorganizations both within the United States and Europe. He has also been involved as a consultant to a number of start-up businesses. Mr. Wilson has been employed as a registered securities representative and also has extensive experience in the sale and development of commercial real estate.

William A. Glynn, age 64, serves as a Director and as the Chief Executive Officer and Chief Financial Officer for the Company. Mr. Glynn has over 25 years in the banking business and since 2007, has served as Vice President for Business Integration for R-G Crown Bank located in Casselberry, Florida, where his responsibilities have included the merger and conversion of Crown Bank's internal systems with those of Fifth Third Bank. Between 2001 and 2006, Mr. Glynn was employed by Fidelity National Information System where he held management positions for the software development and client services divisions. Mr. Glynn also holds a mortgage broker's license for the State of Florida and a Bachelor of Science degree in accounting from Florida Technological University that he earned in 1971.

Item 8.01	Other Events

On December 16, 2010, a majority of the Company's common shareholders also voted to amend the Company's By-Laws to require the unanimous consent of the Company's Board of Directors to authorize any expenditure that exceeds the sum of $10,000 or to authorize the issuance of any common stock or other securities by the Company.


Item 9.01	Financial Statements and Exhibits

None.



Signature

		Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

							NATIONAL ASSET RECOVERY CORP.



Dated:  December 21, 2010		   By:/s/ William A. Glynn
							________________________________
							Name:  William A. Glynn
							Title: Chief Executive Officer
								 and Chief Financial Officer